Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

WideOpenWest, Inc.

Englewood, Colorado

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-226732) and Form S-8 (File No. 333-218376) of WideOpenWest, Inc. of our reports dated March 4, 2020, related to the consolidated financial statements, and the effectiveness of WideOpenWest, Inc.’s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO USA, LLP

Atlanta, Georgia

March 4, 2020